Exhibit 4.62



                         FIRST BANK STATUTORY TRUST VII
                                FIRST BANKS, INC.

                             SUBSCRIPTION AGREEMENT

                                December 14, 2006

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among First Bank Statutory Trust VII (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq.), First Banks, Inc., a Missouri corporation, with its principal offices located at 600 James S. McDonnell Boulevard, Hazelwood, Missouri 63042 (the "Company" and, collectively with the Trust, the "Offerors"), and First Tennessee Bank National Association (the "Purchaser").

                                    RECITALS:

         A. The Trust desires to issue 50,000 of its Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, Wilmington Trust Company ("WTC"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and WTC, as trustee (the "Guarantee"); and

         B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and WTC, as trustee (the "Indenture"); and

         C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1. Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust 30,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on December 14, 2006, or such other business day as may be designated by the Purchaser, but in no event later than December 29, 2006 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

         1.2. The Placement Agreement, dated December 6, 2006 (the "Placement Agreement"), among the Offerors and the placement agents identified therein (the "Placement Agents") includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

         1.3. Anything herein or in the Placement Agreement notwithstanding, the Offerors acknowledge and agree that, so long as Purchaser holds some or all of the Capital Securities, the Purchaser may in its discretion from time to time transfer or sell, or sell or grant participation interests in, some or all of such Capital Securities to one or more parties, provided that any such transaction complies, as applicable, with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any other applicable securities laws, is pursuant to an exemption therefrom, or is otherwise not subject thereto.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1. The Purchaser understands and acknowledges that none of the Capital Securities, the Debentures or the Guarantee have been registered under the Securities Act or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

         2.2. The Purchaser represents and warrants that, except as contemplated under Section 1.3 hereof, it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.

         2.3. The Purchaser represents and warrants that neither the Offerors nor the Placement Agents are acting as a fiduciary or financial or investment adviser for the Purchaser.

         2.4. The Purchaser represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Offerors or of the Placement Agents.

         2.5. The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Capital Securities, and any such questions have been answered to its satisfaction, (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agents.

         2.6. The Purchaser represents and warrants that it is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act. If the Purchaser is a dealer of the type described in paragraph (a)(1)(ii) of Rule 144A under the Securities Act, it owns and invests on a discretionary basis not less than U.S. $25,000,000.00 in securities of issuers that are not affiliated with it. The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or
(a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan.

         2.7. The Purchaser represents and warrants that on each day from the date on which it acquires the Capital Securities through and including the date on which it disposes of its interests in the Capital Securities, either (i) it is not (a) an "employee benefit plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
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which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, or any entity whose underlying assets include the assets of any such plan (an "ERISA Plan"), (b) any other "plan" (as defined in Section 4975(e)(1) of the
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United States  Internal  Revenue Code of 1986, as amended (the "Code")) which is
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subject to the provisions of Section 4975 of the Code or any entity whose underlying assets include the assets of any such plan (a "Plan"), (c) an entity
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whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor regulation section 2510.3-101 or otherwise, or
(d) a governmental or church plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code (a "Similar  Law");  or (ii) the purchase,  holding and
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disposition of the Capital Securities by it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14,
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PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of a plan subject to a Similar Law, will not result in a non-exempt violation of such Similar Law.

         2.8. The Purchaser represents and warrants that it is acquiring the Capital Securities as principal for its own account for investment and, except as contemplated under Section 1.3 hereof, not for sale in connection with any distribution thereof. It was not formed solely for the purpose of investing in the Capital Securities, and additional capital or similar contributions were not specifically solicited from any person owning a beneficial interest in it for the purpose of enabling it to purchase any Capital Securities. The Purchaser is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made or the allocation of any investment among such partners, beneficiaries or participants, and except as contemplated under Section 1.3 hereof, it agrees that it shall not hold the Capital Securities for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Capital Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distribution on the Capital Securities. The Capital Securities purchased directly or indirectly by the Purchaser constitute an investment of no more than 40% of its assets. The Purchaser understands and agrees that any purported transfer of the Capital Securities to a purchaser which would cause the representations and warranties of Section 2.6 and this Section 2.8 to be inaccurate shall be null and void ab initio and the Offerors retain the right to resell any Capital Securities sold to non-permitted transferees.

         2.9. The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

         2.10. The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

         2.11. The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

         2.12. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

         2.13. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

                To the Offerors:     First Banks, Inc.
                                     600 James S. McDonnell Boulevard
                                     Mail Stop M1 199 014
                                     Hazelwood, Missouri  63042
                                     Attention:  Lisa K. Vansickle
                                     Fax:  314-592-6621

                To the Purchaser:    First Tennessee Bank National Association
                                     845 Crossover Lane, Suite 150
                                     Memphis, Tennessee 38117
                                     Attention: David Work
                                     Fax:  901-435-7983

                Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

         3.4. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.5. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.6. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.7. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

         IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.


FIRST TENNESSEE BANK NATIONAL ASSOCIATION


By: /s/ David S. Work
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Print Name:  David S. Work
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Title:       Executive Vice President
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                                       FIRST BANKS, INC.


                                       By: /s/ Lisa K. Vansickle
                                          --------------------------------------

                                       Name:   Lisa K. Vansickle
                                            ------------------------------------

                                       Title:  Senior Vice President
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                                       FIRST BANK STATUTORY TRUST VII


                                       By: /s/ Lisa K. Vansickle
                                          --------------------------------------

                                       Name:   Lisa K. Vansickle
                                            ------------------------------------

                                       Title:  Administrator